Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders
Con-way Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-181228, 333-162845, 333-30327, 333-48733, 333-92399, 333-36180, 333-54558, 333-102749, 333-104803, 333-124343, 333-133546 and 333-142353 on Form S-8, Nos. 333-56667, 333-148234 and 333-166763 on Form S-3, and No. 333-116211 on Form S-4) of Con-way Inc. and subsidiaries of our report dated February 23, 2015, with respect to the consolidated balance sheets of Con-way Inc. and subsidiaries as of December 31, 2014 and 2013, and the related statements of consolidated income, comprehensive income, shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2014, and the effectiveness of internal control over financial reporting as of December 31, 2014, which report appears in the December 31, 2014 annual report on Form 10-K of Con-way Inc. and subsidiaries.

/s/ KPMG LLP

Portland, Oregon
February 23, 2015